Exhibit 10.2

EXHIBIT “B”
ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of ________, 2014, is by and among STW Resources Holding Corp., a Nevada corporation (the “Company”); and D. Grant Seabolt, Jr., Esq., of the Seabolt Law Group, a Texas licensed lawyer (the “Escrow Agent”), as escrow agent, for the benefit of the Participants (the “Participants”) in the Company’s Share Purchase Agreement dated ________, 2014 (the “SPA”)  (“Company and Participants are collectively referred to as the Parties).

W I T N E S S E T H:

WHEREAS, the Company and the Participants are entering into the SPA to raise up to $500,000.00 or 5,000,000 units (the "Units"), each unit consisting of one share of common stock, par value $0.001 per share and one common stock purchase warrant exercisable at $0.25 per share, with all purchases resulting in cash proceeds to be used for the Company’s benefit as set forth in the SPA (the “Cash Proceeds”);

WHEREAS, Paragraph 5.3 of the SPA requires the Cash Proceeds to be used as follows:

The Company agrees to use the Net Proceeds from the Offering for the following purposes: technology, licensing, design, engineering, demo units for STW Water Process & Technologies, LLC, as well as for general operating expenses.

WHEREAS, the parties desire to set forth in this Agreement the terms and conditions pursuant to which the Escrow Amount will be deposited, held in and disbursed from the Escrow Account; and

WHEREAS, the Company and the Participants desire to secure the services of the Escrow Agent, and the Escrow Agent is willing to provide such services, pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties hereto agree as follows:

1.   Appointment of Escrow Agent; Resignation and Successor.

1.1.   Appointment of Escrow Agent.  The Participants and the Company hereby appoint the Escrow Agent as, and the Escrow Agent hereby accepts its appointment and designation as, Escrow Agent pursuant to the terms and conditions of this Agreement.

1.2.   Resignation of Escrow Agent; Appointment of Successor. The Escrow Agent may resign at any time by giving at least 30 days’ prior written notice of resignation to the Parties, such resignation to be effective on the date specified in such notice, whereupon the Escrow Agent will be discharged of and from any and all further obligations arising in connection with this Agreement.  Upon receipt of such notice, the Parties shall appoint a bank or trust company or title insurance company as successor escrow agent by a written instrument executed by the Parties delivered to the resigning Escrow Agent.  In the absence of a joint designation by the Parties, the Escrow Agent will use reasonable efforts to appoint a successor Escrow Agent, which shall be a bank, trust company or other financial institution with combined capital and surplus of at least $50,000,000.00, unless otherwise agreed by the Parties.  The successor Escrow Agent shall succeed to all of the rights and obligations of the resigning Escrow Agent as of the effective date of the resignation as if originally named in this Agreement.  Upon assignment of this Agreement, the resigning Escrow Agent shall duly transfer and deliver to the successor Escrow Agent the Escrow Fund (as defined in Section 2.1 of this Agreement) at the time held by the resigning Escrow Agent; provided, that if no successor Escrow Agent has been appointed on the effective date of resignation of the resigning Escrow Agent pursuant to this Agreement, the resigning Escrow Agent may deliver the Escrow Fund into a court of competent jurisdiction.  Upon completion of the alternative requirements of the immediately preceding sentence, Escrow Agent shall be discharged and released from all further duties, obligations, liabilities and responsibilities imposed upon Escrow Agent pursuant to the terms and provisions of this Agreement.

2.   Establishment of Escrow.

2.1.   Escrow Fund.  Upon the date of signing of the SPA, but in any event, no later than August 29, 2014, the Participants shall deposit all Cash Proceeds with the Escrow Agent, in accordance with the SPA the escrowed amounts in immediately available funds, which thereafter shall be referred to as the “Escrow Fund”.  The Escrow Agent shall act as escrow agent and hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions of this Agreement and the SPA.  The Escrow Fund will not be subject to any lien or attachment of any creditor of any Party to this Agreement and will be used solely for the purposes and subject to the conditions set forth in this Agreement and the SPA.  Notwithstanding the foregoing, Escrow Agent shall not be liable or responsible for any liens, charges, encumbrances, actions, claims, damages, or attachments made by any Party for or against all or any portion of the Escrow Amount.

2.2.   Investment of Escrow Fund.  The Escrow Agent shall place any funds or other property in the Escrow Fund into the Escrow Agent’s Attorney Escrow Account with Citibank, N.A., a FDIC insured national bank, which is an IOLTA interest paying account, with all interest being paid to the State Bar of Texas. Escrow Agent shall use a bank, trust company or other financial institution with combined capital and surplus of at least $50,000,000.00, unless otherwise agreed by the Parties.  The Parties hereby acknowledge that Citibank, N.A. is an acceptable financial institution for deposit of the Escrow Fund.  Provided that Escrow Agent complies with the requirements of this Section 2.2, Escrow Agent shall not be liable or responsible for any loss of all or any portion of the Escrow Fund by the depositary bank through fault of the depositary bank.

3.   Distributions from the Escrow Fund.  The Escrow Agent shall make distributions from the Escrow Fund in compliance with the requirements set forth in Paragraph 5.3 of the SPA.

3.1.   Escrow Agent shall disburse funds in accordance with and upon receipt of an email from the Company's Chief Executive Officer setting forth the following information: amount of funds to be disbursed and use of such funds (the "Disbursement Email").

3.2.  Notwithstanding the provisions of Paragraph 5.3 of the SPA, if the Company or the Participants notifies Escrow Agent of any dispute between the Company and the Participants over the amount of the Escrow Fund to be paid to Participants, then the Escrow Agent shall hold such portion of the Escrow Fund (the “Disputed Amount”) and not disburse it until the earlier of receipt by the Escrow Agent of (i) Joint Instructions or (ii) a Final Award (as defined in Section 5 of this Agreement) specifying a release of monies to the Participants and/or the Company and the amounts of such monies to be released.  Upon the Escrow Agent’s receipt of the Joint Instructions or the Final Award (either of which shall be the “Termination Release Date”), the Escrow Agent shall disburse the Escrow Fund, or a portion thereof, in accordance with the terms of the Joint Instructions or Final Award.

3.3.  The parties acknowledge that the Escrow Agent is identified as a potential recipient of some of the Cash Proceeds as “in-house legal.”  All distributions of any of the Cash Proceeds to Escrow Agent as “in-house legal” shall be reviewed, verified and approved by the Company's Chief Executive Officer.

4.   Duties of Escrow Agent.

4.1.   Escrow Charges.  The Escrow Agent shall not charge for or be paid out of the Escrow Fund any fees solely for the establishment and maintenance of the escrow, except for any banking charges directly related to the handling of the Escrow Fund, such as wiring fees and postage (the “Escrow Charges”), except as expressly approved by the Company's Chief Executive Officer.  In no event shall the Escrow Agent be paid more than one half of one percent [0.005] of any Cash Proceeds [maximum of $2,500.00]). All Escrow Charges shall be paid by the Company.

4.2.   Additional Responsibilities.  The Escrow Agent’s acceptance of its duties pursuant to this Agreement is subject to the following terms and conditions:

(a) The Company and the Participants jointly and severally agree to indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements (“Losses”), arising out of and in connection with this Agreement, other than Losses attributable to the Escrow Agent’s willful misconduct, fraud or gross negligence.  Without limiting the foregoing, the Escrow Agent shall under no circumstance or event have any liability in connection with its investment or reinvestment of the Escrow Fund, in accordance with the terms of this Agreement, including, without limitation, any liability for any delays (not resulting from its willful misconduct, fraud or gross negligence) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.  This indemnification will survive the release, discharge, termination and/or satisfaction of this Agreement.  Moreover, the Participants knowingly waives any conflict of interest of the Escrow Agent in its capacity as counsel for the Company with regard to the Powerhouse One Agreement.

(b) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence.  The Escrow Agent will have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it.  The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement.  In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of Escrow Agent’s counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone.  The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.  The Escrow Agent will have no duties or responsibilities other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing.  The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person executing any document in connection with this Agreement has been duly authorized to do so.

(c) The Company and the Participants shall provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification.

(d) If at any time the Escrow Agent doubts what action it should take pursuant to this Agreement, the Escrow Agent may retain the Escrow Fund, or the portion thereof at issue, until the earlier of the Escrow Agent’s receipt of (i) a Final Award or (ii) a written notice executed by both the Company and the Participants directing delivery of the Escrow Fund, or the portion thereof at issue, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or notice.

5.  Notices.  All notices and other communications delivered or made pursuant to this Agreement must be in writing and will be deemed given if delivered personally, faxed, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the address set forth under such recipient’s signature on the signature pages hereto (or at such other address for a party as such party specifies by like notice).  All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the fax machine sending such fax acknowledges transmission, (c) in the case of delivery by nationally recognized overnight courier, on the day delivered to the recipient and (d) in the case of mailing, on the fifth business day following such mailing.

6.   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

7.   Waiver and Amendment.  This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective heirs, successors and permitted assigns.  Any Party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision.  The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a Party to seek a remedy for noncompliance or breach by another Party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

8.   Entire Agreement.  This Agreement and the SPA set forth the entire agreement among the Parties with regard to the subject matter of this Agreement.  All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement are contained in this Agreement and the SPA referring to or implementing the provisions of this Agreement.  This is an integrated agreement.

9.   Severability.  Each provision of this Agreement is intended to be severable.  Should any provision of this Agreement or the application thereof be judicially declared to be or become illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties.

10.   Assignment.  Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of law, or otherwise), in whole or in part, by any party without the prior written consent of all other Parties.

11.   Heirs, Successors and Assigns; No Third Party Beneficiary.  Each of the terms, provisions, and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, heirs, successors and permitted assigns.  Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties to this Agreement and their heirs, successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

12.   Governing Law.  The validity, construction and performance of this Agreement, and any action arising out of or relating to this Agreement shall be governed by the laws of the State of Texas, without regard to the laws of the State of Texas as to choice or conflict of laws.

13.   Defined Terms.  Capitalized terms used in this Agreement without definition have the respective meanings given to them in the SPA.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY STW Resources Holding Corp., a Nevada corporation _______________________________ By: Stanley T. Weiner, its CEO
PARTICIPANTS

Signatures to the Subscription Agreements
constitute agreement,

ESCROW AGENT

Seabolt Law Group and D. Grant Seabolt, Jr., Esq.

____________________________________
By:  D. Grant Seabolt, Jr., its Principal
Address:
5307 E. Mockingbird Lane, 5th FL
Dallas, TX 75206
Texas Bar No. 17942500
Alabama Bar No. ASB-8352-E61D